EXHIBIT 4.2

                       iNet Technology Group Incorporated

                                       and

                Florida Atlantic Stock Transfer Corporation, Inc.

                                as Warrants Agent

                               Warrants Agreement

                          Dated as of November 30, 1999

                               WARRANTS AGREEMENT

         This Warrants Agreement (the "Agreement") dated as of November 30, 1999, is between iNet Technology Group Incorporated, a Florida corporation (the "Company") and Florida Atlantic Stock Transfer Corporation, Inc.., as Warrants agent (the "Warrants Agent").

W I T N E S S E T H:

         WHEREAS, on November 30, 1999, the Board of Directors of the Company (the "Board") authorized the issuance of Warrants (collectively, the " Warrants," and individually a " Warrant"), each Warrant being a right to purchase, on the terms and subject to the provisions of this Agreement, one share of the Company's Common Stock; and

         WHEREAS, on November 30, 1999, (the "Declaration Date") the Board
(a) authorized and declared a dividend distribution of one Warrant for every share of Common Stock of the Company outstanding at the Close of Business on January 31, 2000, (the "Dividend Record Date"), and (b) authorized the issuance of, and agreed to issue, one Warrant (as such number may be adjusted in accordance with Section 11(i) or 11(p) hereof) for every share of Common Stock of the Company issued between the Dividend Record Date and the Distribution Date (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

Section 1. Certain Definitions.

         For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates of such

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Person, shall be the Beneficial Owner of 15% or more of the shares of Common
Stock then outstanding, but shall not include (i) theCompany, (ii) any Subsidiary of the Company, (iii) any employee benefit plan ofthe Company or of any Subsidiary of the Company, (iv) any Person organized, appointed, or established by the Company or a Subsidiary of the Company pursuant to the terms of any plan described in clause (iii) above or (v) any such Personwho has reported or is required to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13 D under the Exchange Act (or any comparable or successor report) which Schedule13D does not state any intention to or reserve the Warrant to control or influencethe management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the CommonStock) and, within 10 Business Days of being requested by the Company to adviseit regarding the same, certifies to the Company that such Person acquired sharesof Common Stock in excess of 14.9% inadvertently or without knowledge of theterms of the Warrants and who, together with all of such Person's Affiliates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding,provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become an Acquiring Person immediately after such 10 Business Day Period.

         (b) "Act" shall mean the Securities Act of 1933 (or any successor act), as amended and as may from time to time be in effect and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder.

         (c) "Affiliate," with respect to any Person, shall mean any other Person who is, or who would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Declaration Date; provided, that no Person shall be deemed an affiliate of another Person solely as a result of such Persons' status as directors of the Company.

         (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" or have "Beneficial Ownership" of, any securities:

                  (i) which such Person or any of such Person's Affiliates has "beneficial ownership" of within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as such Rule is in effect on the Declaration Date;

                  (ii) which such Person or any of such Person's Affiliates has, directly or indirectly, the warrant to acquire (whether such Warrant is exercisable immediately or after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion, exchange or other Warrants, or options, or otherwise;

                  (iii) which such Person or any of such Person's Affiliates has, directly or indirectly, the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security for purposes of this Section 1(d)(iii) as a result of an agreement,

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

arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act or (B) is made in connection with, or is to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable proxy solicitation rules and regulations promulgated under the Exchange Act, in either case described in clause (A) or (B) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iv) which are beneficially owned, directly or indirectly, by any other Person or any Affiliate thereof with which such Person or any of such Person's Affiliates has any agreement, arangement or understanding (whether or not in writing ), for the purpose of acquiring, holding, voting except pursuant to a revocable proxy or in connection with a proxy or consent solicitation described in clause (A) or (B) of the provison to Section 1(d)(iii) hereof) or disposing of any securities of the Company;

provided, however, that for purposes of this Section 1(d) a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Warrants at any time prior to the occurrence of a Common Stock Event, or (C) securities issuable upon exercise of Warrants which were held by a Person or its Affiliates prior to the Distribution Date as long as such Person is not responsible for the occurrence of the Common Stock Event giving rise to the Distribution Date; and provided, further, however, that nothing in this Section 1(d) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

         (e) "Board" shall have the meaning set forth in the preamble to this Agreement.

         (f) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Florida or the city in which the principal office of the Warrants Agent is located are authorized or obligated by law or executive order to close.

         (g) "Common Stock" shall mean the Common Stock, par value $.0001 per share, of the Company.

         (h) "Common Stock Equivalents" shall have the meaning set forth in
Section 11(a)(iii) hereof.

         (i) "Warrants" shall have the meaning set forth in the preamble to this Agreement.

         (j) "Warrant Certificates" shall have the meaning set forth in Section 3(a) hereof.

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

         (k) "Class A Warrants Agreement" shall mean the Class A Warrants Agreement dated as of November 30, 1999, between the Company and Florida Atlantic Stock Transfer Corporation, Inc., as Warrants Agent.

         (l) "Close of Business" on any given date shall mean 5:00 p.m., Eastern Standard Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Eastern Standard Time, on the next succeeding Business Day.

         (m) "Closing Price" shall have the meaning set forth in Section 11(d) hereof.

         (n) "Common Stock" shall mean collectively, the Common Stock, except that "Common Stock" when used with respect to any Person other than the Company shall mean either (i) the common stock (or other capital stock or shares of beneficial interest) of such Person with the greatest voting power, or (ii) the equity securities or other equity interests having power to control or direct the management and affairs of such Person, or (iii) if such Person a Subsidiary of another Person, the Person (A) who ultimately controls such Person that is the Subsidiary and (B) which has outstanding such common stock (or such other capital stock, equity securities or interests).

         (o) "Common Stock Event" shall mean the occurrence of any event described in (i) Section 11(a)(ii) hereof or (ii) clause (a), (b) or (c) of the first sentence of Section 13 hereof.

         (p) "Company" shall have the meaning set forth in the preamble to this Agreement.

         (q) "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

         (r) "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (s) "Declaration Date" shall have the meaning set forth in the preamble to this Agreement.

         (t) "Directors" shall mean the members of the Board.

         (u) "Disqualified Transferee" shall mean any Person who is a direct or indirect transferee Warrant from an Acquiring Person or an Affiliate of an Acquiring Person and became such a transferee (x) after the occurrence of a Common Stock Event or (y) prior to or concurrently with the acquiring Person becoming such and received such Warrant pursuant to a transfer (whether or not for value) (A) from the Acquiring Person to holders of its Common Stock or other equity securities or to any Person with whom the Acquiring Person has any continuing agreement, arrangement, or understanding (whether or not in writing) regarding the transferred Warrant, or (B) which a majority of the Board then in office reasonably determines is part of a plan, arrangement, or understanding (whether or not in writing) which has as a primary purpose or effect, the avoidance of Section 7(e) hereof.

         (v) "Distribution Date" shall mean the date which is the later of (A) the earlier of (x) the 10th Business Day following the Stock Acquisition Date or
(y) the 10th Business Day following the Offer

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

Commencement Date or (B) such specified or unspecified date thereafter which is on or after the Dividend Record Date, as may be determined by a majority of the Board then in office.

         (w) "Dividend Record Date" shall have the meaning set forth in the preamble to this Agreement.

         (x) "Excess Amount" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (y) Exchange Act" shall mean the Securities Exchange Act of 1934 (or any successor act), as in effect the Declaration Date and the Rules and Regulations promulgated under by the securities Exchange Commission.

         (z) "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

         (aa) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

         (bb) "Offer Commencement Date" shall mean the date of the commencement by any Person, other than (i) the Company, (ii) a Subsidiary of the Company,
(iii) any employee benefit plan of the Company or of any Subsidiary of the Company or (iv) any Person organized, appointed, or established by the Companyor such Subsidiary pursuant to the terms of any such plan, of a tender or exchange offer (including when such offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange
Act) if upon consummation thereof the Person and Affiliates thereof would be the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock (including any such datewhich is after the date of this Agreement and prior to the issuance of the Warrants on the Record Date or thereafter).

         (cc) "Officers' Certificate" has the meaning set forth in Section 20(b) hereof.

         (dd) "Other Consideration" has the meaning set forth in Section 6(a) hereof.

         (ee) "Permitted Transferee" shall have the meaning set forth in paragraph 4 of Section A of the Company's Articles of Incorporation.

         (ff) "Person" shall mean a corporation, association, partnership, joint venture, trust, limited liability company, estate, organization, business, entity or individual.

         (gg) "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

         (hh) "Redemption Price" shall have the meaning set forth in Section 23 hereof.

         (ii) "Warrants" shall have the meaning set forth in the preamble to this Agreement.

         (jj) "Warrants Agent" shall have the meaning set forth in the preamble to this Agreement subject to the appointment of a successor Warrants Agent pursuant to Section 21 hereof.

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         (kk) "Stock Acquisition Date" shall mean the later of (i) the date of the first public announcement by an Acquiring Person or the Company that an Acquiring Person has become such (including the first date on which any filing with any governmental authority disclosing that an Acquiring Person has become such becomes available to the public), or (ii) the date on which an executive officer of the Company has actual knowledge that an Acquiring Person has become such.

         (ll) "Subsidiary" shall mean, as of any date, any Person of which the Company (or other specified parent) owns directly, or indirectly through a Subsidiary or Subsidiaries, at least majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, or holds directly, or indirectly through a Subsidiary or Subsidiaries, at least a majority of partnership or similar interests, or is a general partner or of which the Company (or other specified parent) owns voting securities sufficient to elect at least a majority of the directors of such Person.

         (mm) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

         (nn) "Summary of Warrants" shall have the meaning set forth in Section 3(b) hereof.

         (oo) "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a day which is a Business Day.

Section 2. Appointment of Warrants Agent.

         The Company hereby appoints the Warrants Agent to act as agent for the Company and the holders of the Warrants (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Warrants Agent hereby accepts such appointment. The Company may from time to time, upon prior written notice to the Warrants Agent, appoint such Co-Warrants Agents as it may deem necessary or desirable and the respective duties of the Warrants Agent and the Co-Warrants Agent shall be as the Company shall determine.

Section 3. Issuance of Warrant Certificates.

         (a) Until the Distribution Date, (i) the Warrants will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates representing shares of Common Stock registered in the names of the holders of the Common Stock (which certificates shall be deemed also to be certificates for the associated Warrants) and not by separate Warrants certificates, and (ii) the Warrants will be transferable only in connection with the transfer of the associated shares of Common Stock. As soon as practicable after the Distribution Date, the Warrants Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company,one or more Warrant Certificates, in substantially the form of Exhibit A hereto (the "Warrant Certificates"), evidencing in the aggregate that number of Warrants to which such holder is entitled in

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accordance with the provisions of this Agreement. As of and after the
Distribution Date, the Warrants will be evidenced solely by such Warrant Certificates. The Warrants are exercisable only in accordance with the provisions of Section 7 thereof and are redeemable only in accordance with
Section 23 hereof.

         (b) As soon as practicable after the Dividend Record Date, the Company will cause a copy of a Summary of Warrants, in substantially the form attached hereto as Exhibit B (the "Summary of Warrants"), to be sent by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Dividend Record Date, at the address of such holder shown on the stock transfer records of the Company. With respect to certificates for the Common Stock outstanding as of the Dividend Record Date, until the Distribution Date, the Warrants associated with the shares of Common Stock represented by such certificates will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Warrants. Until the Distribution Date (or the earlier redemption, expiration or termination of the Warrants), the surrender for transfer of any of the certificates representing shares of the Common Stock outstanding on the Dividend Record Date, with or without a copy of the Summary of Warrants, shall also constitute the transfer of the Warrants associated with the Common Stock represented by such certificate.

         (c) Warrants shall be issued in respect of all shares of Common Stock issued (whether originally issued or delivered from the Company's treasury) after the Dividend Record Date but prior to the earliest of (i) the Distribution Date, (ii) the Expiration Date, or (iii) the redemption of the Warrants, including in respect of all shares of Common Stock issued upon conversion of Class A Warrants to buy Common Stock. Certificates representing such shares of Common Stock and certificates issued on transfer of such shares of Common Stock, with or without a copy of the Summary of Warrants, prior to the Distribution Date (or earlier expiration or redemption of the Warrants) shall be deemed also to be certificates for the associated Warrants, and commencing as soon as reasonably practicable following the Dividend Record Date shall bear the following legend (or a legend substantially in the form thereof):

         This certificate also evidences and entitles the holder to Warrants set forth in a Warrants Agreement between the issuer and Florida Atlantic Stock Transfer Corporation, Inc., as Warrants Agent (the "Warrants Agent"), dated as of November 30, 1999, (the " Warrants Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal offices of both the issuer and the Warrants Agent. The Warrants Agent will mail to the registered holder of this certificate a copy of the Warrants Agreement, as in effect on the date of mailing, without charge upon written request. Under certain circumstances set forth in the Warrants Agreement, such Warrants will be evidenced by separate certificates and will no longer be evidenced by this certificate. Under certain circumstances set forth in the Warrants Agreement, Warrants issued to, or held by any Person who is, was or becomes, or acquires shares from, an Acquiring Person or any Affiliate of an Acquiring Person (as each such term is defined in the Warrants Agreement and generally relating to the ownership or purchase of large shareholdings), whether currently held by or on behalf of such Person or Affiliate or by certain subsequent

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         holders, may become null and void.

Until the Distribution Date or the earlier redemption, expiration or termination of the Warrants, the Warrants associated with the Common Stock shall be evidenced by the Common Stock certificates alone and the registered holders of Common Stock shall also be the registered holders of the associated Warrants, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Warrants associated with the Common Stock represented by such certificate. Warrants shall be issued to the extent provided in Section 22 hereof after the Distribution Date and prior to the Expiration Date.

Section 4. Form of Warrant Certificates.

         (a) The Warrant Certificates (and the form of assignment and the form of exercise notice and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Warrant Certificates, whenever distributed, shall be dated as of the Dividend Record Date (or, if the shares pursuant to which the Warrants are attached are issued thereafter, such date of issuance), shall include the date of countersignature and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Purchase Price (as hereinafter defined), but the amount and type of securities issuable upon the exercise of each Warrant and the Purchase Price shall be subject to adjustment as provided herein.

         (b) Any Warrant Certificate issued pursuant to Section 3(a) or 22 hereof that represents Warrants beneficially owned by (i) any Acquiring Person or any Affiliate of an Acquiring Person, or (ii) any Disqualified Transferee, and any other Warrant Certificate issued pursuant to Section 6 or 11 hereof upon the transfer, exchange, replacement, or adjustment of any such Warrant Certificate shall contain (to the extent feasible) the following legend:

         The Warrants represented by this Warrant Certificate are orwere beneficially owned by a Person who was or became an Acquiring Person or an Affiliate which includes both affiliates and associates) of an Acquiring Person (as each such term defined in the Warrants Agreement between the issuer and FLORIDA ATLANTIC STOCK TRANSFER CORPORATION, INC.as Warrants Agent, dated as of November 30, 1999, (the "Warrants Agreement"). Accordingly,thisWarrant Certificate and the ClassA Warrants represented hereby may become null and void in the circumstances specified in Section 7(e) of the Warrants Agreement.The Warrants Agent will mail to the registered holder of this Certificate a copy of the Warrants Agreement, as in effect on the date of such mailing, without charge upon written request.

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Section 5. Countersignature and Registration.

         The Warrant Certificates shall be executed on behalf of the company by its Chairman of the Board, President, or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Warrant Certificates shall be countersigned, either manually or by facsimile signature, by the Warrants Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrants Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrants Agent, issued, and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

         Following the Distribution Date, the Warrants Agent shall keep or cause to be kept, at the office of the Warrants Agent designated for such purpose, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respectiveholders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates, and the dateof countersignature thereof by the Warrants Agent. Section 6. Transfer, Split Up, Combination and Exchange of Warrants Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates.

         (a) Subject to the provisions of Sections 4(b), 7(e), and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the earlier of the Close of Business on the Expiration Date or the redemption of the Warrants, any Warrant Certificate may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Common Stock Event, Common Stock and/or such other securities, cash, or other assets as shall be issuable in respect of the Warrants in accordance with the terms of this Agreement (such other securities, cash or other assets being referred to herein as "Other Consideration")) as the Warrant Certificate surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrants Agent, and shall surrender the Class A Warrant Certificate to be transferred, split up, combined, or exchanged at the office of the Warrants Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Warrants Agent may reasonably request. Neither the Warrants Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Warrant Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Warrant Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner from whom the

                                  Page 9 of 47
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Warrants evidenced by such Warrant Certificate are to be transferred or the
Beneficial Owner to whom such Warrants are to be transferred) or Affiliates thereof as the Company shall reasonably request. Thereupon, subject to Sections 4(b), 7(e) and 14 hereof, the Company shall execute and the WarrantsAgent shall countersign and deliver to the Person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as sorequested. The Company may require payment by the holders of Warrants of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates which the Company is not required to pay in accordance with Section 9(d) hereof.

         (b) Upon receipt by the Company and the Warrants Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, the receipt of indemnity or security satisfactory to them, and upon reimbursement to the Company and the Warrants Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrants Agent and cancellation of the Warrant Certificate, if mutilated, accompanied by a signature guarantee and such other documentation as the Warrants Agent may reasonably request, the Company will execute and deliver a new Warrant Certificate of like tenor to the Warrants Agent for countersignature and delivery to the registered owner in lieu of the Warrant Certificate so lost, stolen, destroyed, or mutilated.

Section 7. Exercise of Warrants; Purchase Price; Expiration Date of Class A Warrants.

         (a) Except as otherwise provided herein, the registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part at any time from and after the Distribution Date and at or prior to the Close of Business on December 30, 2009, (the "Expiration Date") or the earlier redemption of the Warrants. Immediately upon the Close of Business on the Expiration Date (or the earlier redemption of Warrants), all Warrants shall be extinguished and all Warrant Certificates shall become null and void. To exercise Warrants, the registered holder of the Warrant Certificate evidencing such Warrants shall surrender such Warrant Certificate, with the form of election to purchase on the reverse side thereof and the certificate contained therein duly executed, to the Warrants Agent at the office of the Warrants Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Warrants Agent may reasonably request, together with payment in cash, only by electronic or wire transfer, or by certified check or bank check, of the Purchase Price with respect to the total number of shares of Common Stock (or, after a Common Stock Event, shares or similar units of Common Stock and/or Other Consideration) as to which the Warrants are exercised (which payment shall include any additional amount payable by such Person in accordance with Section9(d) hereof). The Warrants Agent shall promptly deliver to the Company all the payments of the Purchase Price received in respect of Warrants Certificates accepted for this exercise.

         (b) The purchase price for each share of Common Stock issuable pursuant to the exercise of a Warrant (the "Purchase Price") shall initially be $.10, shall be subject to adjustment as provided in Section 11 hereof, and shall be payable in lawful money of the United States of America.

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         (c) Upon receipt of a Warrant Certificate representing the Warrants, with the form of election to purchase set forth on the reverse side thereof and the certificate contained therein duly executed, accompanied by payment of the Purchase Price, with respect to each Warrant so exercised, the Warrants Agent, subject to Sections 7(e), 11(a)(iii) and 20(k) hereof, shall thereupon promptly
(i) requisition from any transfer agent of the Common Stock (or from the Company if there shall be no such transfer agent, or make available if the Warrants Agent is such transfer agent) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with any such request, (ii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated in writing by such holder, and (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of a fractional share in accordance with Section 14 hereof and after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate. After the occurrence of a Common Stock Event, the Company shall make all necessary arrangements so that any Other Consideration then deliverable in respect of the Warrants is available for distribution by the Warrants Agent. For purposes of this Section 7, the Warrants Agent shall be entitled to rely, and shall be protected in relying, on an Officers' Certificate from the Company to the effect that the Distribution Date has occurred.

         (d) Subject to Sections 4(b), 7(e) and 14 hereof, in case the registered holder of any Warrant Certificate shall exercise less than all the Class A Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be executed and delivered by the Company to the Warrants Agent and countersigned and delivered by the Warrants Agent to the registered holder of such Warrant Certificate or to such holder's duly authorized assigns.

         (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Common Stock Event, any Warrants beneficially owned by (i) an Acquiring Person or an Affiliate of an Acquiring Person, or (ii) a Disqualified Transferee shall become null and void without any further action, and no holder of such Warrants shall have any Warrants whatsoever with respect to such Warrants, whether under any provision of this Agreement or otherwise.The company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but the Company shall have no liability to any holder of Warrant Certificates or other Person and none of the terms of this Agreement or the Warrants shall be deemed to be waived with respect to such holder or other Person as a result of any failure by the Company to make any determinations with respect to an Acquiring Person or any Affiliate of an Acquiring Person or Disqualified Transferees hereunder or any failure to have a legend placed on any Warrant Certificate in accordance with Section 4(b) hereof or on any Common Stock certificate in accordance with Section 3(c) hereof.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Warrants Agent nor the Company shall be obligated to undertake any action with respect to a holder of any Warrant Certificate upon the occurrence of any purported exercise thereof unless such holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Warrant Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner from whom the Warrants evidenced by such Warrants Certificate are to be transferred (or the Beneficial Owner to whom such Warrants are to be transferred) or Affiliates thereof as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Warrant Certificates.

         All Warrant Certificates surrendered for the purpose of and accepted for exercise, or surrendered for the purpose of redemption, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Warrants Agent), be delivered to the Warrants Agent for cancellation or in canceled form, or, if surrendered to the Warrants Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Warrants Agent for cancellation and retirement, and the Warrants Agent shall so cancel and retire, any other Warrant Certificates purchased or retired by the Company otherwise than upon the exercise thereof. The Warrants Agent shall deliver all canceled Warrants Certificates to the Company, or may, at the written request of the Company, but shall not be required to, destroy such canceled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Shares of Common Stock; Other Covenants.

         (a) The Company covenants and agrees that on and after the Distribution Date, it shall use reasonable efforts to cause to be reserved and kept available out of its authorized and unissued shares of Common Stock (or, following the occurrence of a Common Stock Event, out of its authorized and unissued shares of Common Stock and/or Other Consideration, or out of its authorized and issued shares held in its treasury), the number of shares of Common Stock (or, following a Common Stock Event, shares and/or similar units of Common Stock and/or Other Consideration) that, except as provided in Section 11(a)(iii) hereof, would then be sufficient to permit the exercise in full of all outstanding Warrants; provided, that the reservation of such shares, however, shall be subject and subordinate to any other reservation of such shares made by the Company at any time for any lawful purpose; provided, further, however, that in no event shall such failure to so reserve shares affect the Warrants of any holder of Warrants hereunder.

         (b) The Company covenants and agrees that on and after the Distribution Date so long as the Common Stock (or, following a Common Stock Event, shares and/or similar units of Common Stock and/or Other Consideration) issuable upon the exercise of Warrants may be listed on any national securities exchange, the Company shall use its best efforts to cause all shares (or similar units) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

         (c) The Company covenants and agrees that it shall take all such action as may be necessary to ensure that each share of Common Stock (or, following a Common Stock Event, each share and/or similar unit of Common Stock and/or Other Consideration) delivered upon exercise of Warrants shall, at the time of delivery of the certificates for such shares (or units), subject to payment in full of the Purchase Price, be duly and validly authorized and issued and fully paid and nonassessable.

         (d) The Company covenants and agrees that it shall pay when due and payable any and all federal and state transfer taxes and similar charges which may be payable in respect of the issuance or delivery of the Warrants Certificates or of any shares of Common Stock (or, following the occurrence of a Common Stock Event, each share and/or similar unit of Common Stock and/or Other Consideration) upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or in the issuance or delivery of certificates for any shares of Common Stock (or, following the occurrence of a Common Stock Event, each share and/or similar unit of Common Stock and/or Other Consideration) in a name other than that of the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificates for any shares of Common Stock (and, following the occurrence of a Common Stock Event, any shares and/or similar units of Common Stock and/or Other Consideration) upon the exercise of any Warrants until any such tax shall have been paid (any such tax being payable by the holder of such Warrants Certificate at the time of surrender thereof) or until it has been established to the Company's satisfaction that no such tax is due.

         (e) The Company shall use its best efforts (i) to file, as soon as practicable following the earliest date after the first occurrence of a Common Stock Event on which the consideration to be delivered by the Company upon exercise of the Warrants has been determined in accordance with this Agreement, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities issuable upon exercise of the Warrants on an appropriate form, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Warrants are no longer exercisable for such securities, or (B) the Expiration Date or earlier redemption of the Warrants. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states of the United States in connection with the exercisability of the Warrants. The Company may temporarily suspend, for a period of time not to exceed niNety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Class A Warrants in order to prepare and file such registration statement or to permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Warrants has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Warrants shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

Section 10. Common Stock Record Date; Etc.

         Each Person in whose name any certificate for any shares of Common Stock (or, following the occurrence of a Common Stock Event, shares and/or similar units of Common Stock and/or Other Consideration) is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (or such shares and/or similar units of Common Stock and/or Other Consideration, as the case may
be) represented thereby, and such certificate shall be dated the date which is the later of (i) the date upon which the Warrants Certificate evidencing such Warrants was duly surrendered, or (ii) the date upon which payment of the Purchase Price (and any applicable transfer taxes) in respect thereof was made; provided, however, that if such date is a date upon which the relevant transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or Other Consideration) on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open; provided, further, that the Company covenants and agrees that it shall not close such transfer books for a period exceeding t n consecutive days. Prior to the exercise of the Warrants evidenced thereby (which shall be deemed to have occurred on the date such certificate for shares and/or similar units of Common Stock or Other Consideration shall be dated in accordance with this Section 10), the holder of a Warrant Certificate, as such, shall not be entitled to any Warrants of a security holder of the Company with respect to the shares of Common Stock (and/or such shares or similar units of Common Stock or Other Consideration) for which the Warrants shall be exercisable, including, without limitation, the Warrant to vote, to receive dividends or other distributions, or to exercise any preemptive Warrants, and shall not be entitled to receive any notice of any proceedings of the Company, except as expressly provided herein.

Section 11. Antidilution Adjustments.

         The Purchase Price and the number and kind of securities covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a)(i) In the event that the Company shall at any time after the Declaration Date (A) declare and pay a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue, change, or Alter any of its shares of capital stock in a classification or recapitalization (including any such reclassification in connection with consolidation or merger in which the Company is the continuing or surviving Person), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, then, and in each such case, the Purchase Price in effect at the time of the record date for such dividend or the effective time of such subdivision, combination, reclassification or recapitalization, and the number and kind of shares of capital stock issuable upon exercise of the Warrants at such time, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of Common Stock or other capital stock which, if such Warrant had been exercised immediately prior to such time at the Purchase Price then in effect and at a time when the transfer books for the Common Stock (or other capital stock) of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
Section 11(a)(ii) hereof. (ii) In the event:

                  (A) any Person shall at any time after the Declaration Date become an Acquiring Person; or

                  (B) any Acquiring Person or any Affiliate of any Acquiring Person, at any time after the Declaration Date, directly or indirectly, shall
(1) merge into the Company or otherwise combine with the Company, and the Company shall be the continuing or surviving corporation of such merger or combination and the Class A Common Stock of the Company shall remain outstanding and no shares thereof shall be changed or otherwise transformed into stock or other securities of any other Person or the Company or cash or any other property, (2) in one or more transactions, transfer any assets to the Company in exchange (in whole or in part) for shares of any class of its equity securities or forsecurities exercisable for or convertible into shares of any such class or otherwise obtain from the Company, with or without consideration, any additional shares of any such class or securities exercisable for or convertible into shares of any such class (other than as part of a pro rata distribution to all holders of such class), (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose (in one transaction or a series of transactions) to, from or with the Company or any of the Company's Subsidiaries, assets with an aggregate fair market value in excess of 25% of the assets of the Company and its Subsidiaries determined on a consolidated basis on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party, (4) receive any compensation from the Company or any of the Company's Subsidiaries other than compensation as a director of the Company or for full-time employment as a regular employee at rates in accordance with the Company's (or such Subsidiary's) past practices, (5) receive the benefit (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance provided by the Company or any of its Subsidiaries on terms and conditions less favorable to the Company (or such Subsidiary) than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party or (6) commence a tender or exchange offer for securities of the Company; or

                  (C) during such time as there is an Acquiring Person at any time after the Declaration Date, there shall be any reclassification of securities (including any combination thereof), or capitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate of an Acquiring Person), or any repurchase by the Company or any of its Subsidiaries of shares of the Common Stock of the Company, or any other class or series of securities issued by the Company, which reclassification, recapitalization, merger, consolidation or repurchase is effected at a time when a majority of the Board consists of persons who are the Acquiring Person or its Affiliates, or nominees or designees of any thereof, which has the effect, directly or indirectly, of increasing by more than 1% the the proportionate share of the outstanding shares of any class of equity securities or securities exercisable for or convertible into any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly owned by an Acquiring Person or any Affiliate of an Acquiring Person, then, in each such case, upon the Close of Business 10 Business Days after the occurrence of such event, proper provision shall be made so that each holder of a Warrant, except as provided in Section 7(e) hereof, shall thereafter have the Warrant to receive, upon exercise thereof at the Purchase Price in effect at the time of exercise in accordance with the terms of this Agreement, in lieu of one share of Common Stock, such number of shares of Common Stock the Company as shall equal the result obtained by (x) multiplying an amount equal to the then current Purchase Price by an amount equal to the number of shares of Common Stock for which a or would have been exercisable immediately prior to the first occurrence of any such event whether or not such Warrant was then exercisable, and (y) dividing that product by 1% of the Current Market Price per share of the Common Stock of the Company (as defined in Section 11(d) hereof) determined as of the date of such first occurrence.

         (iii) In lieu of issuing whole or fractional shares of Common Stock accordance with Section7(c) hereof, the Company shall in the event that the number of shares of Common Stock which are authorized by the Company's charterbut no outstanding or reserved for issuance for purposes other than upon exercise of the Warrants are not sufficient to permit the exercise in full of the Warrants accordance with Section 7(c)hereof, or (ii) if majority of the Board then in office determines that it would be appropriate and not contrary to the interests of the holders of Warrants (other than any Acquiring Person or Disqualified Transferee or any Affiliate of ExcessAmount") equal to the excess of (1) the value (the "Current Value") ofthe whole or fractional shares of Common Stock issuable upon theexercise of a Warrant in accordance with Section 7(c) hereof, over(2) the Purchase Price, and (B) with respect to each Warrant,(subject to Section 7(e) hereof) make adequate provision to substitutefor such whole or fractional shares of Common Stock, uponpayment of the applicable Purchase Price, (1) cash, (2) a reduction inthe Purchase Price,
(3) Class B Common Stock or other equity securities of the Company (including, without limitation, shares or units ofpreferred stock which the Board has deemed in good faith to have the same value as a share of Common Stock (such shares of equity securities being referred to herein as "Common Stock Equivalents"), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing (which would include the additional consideration provided to any holder by reducing the Purchase Price) having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board; provided, however, subject to the provisions of Section 9(e), that if the Company shall not have made adequate provision to deliver value pursuant to clause (B)above within 30 days following the Close of Business 10 Business Daysafter the first occurrence of a Common Stock Event described in Section11(a)(ii) hereof, then the Company shall be obligated to deliver, upon the surrender for exercise of a Warrant and without requiring payment of the Purchase Price, whole or fractional shares of Common Stock (to the extent available) and then, if necessary, cash,securities, and/or assets which in the aggregate are equal to the Excess Amount. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock or Common Stock Equivalents could be authorized for issuance upon exercise in full of the Warrants, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days followingthe Close of Business 10 Business Days after the first occurrence ofsuch a Common Stock Event (such 30 day period) as it may be extended to 90days, is referred to herein as the"SubstitutionPeriod"). To the extent that the Company determines that some action is to be taken pursuant to the preceding provisions of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that (exceptas to the form of consideration which shall be determined as appropriateby a majority of the Board then in office) such action shall applyuniformly to all outstanding Warrants which shall not have become null and void, and (y) may suspend the exercisability of the Warrants until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such provisions and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Warrants has been temporarily suspended. The Company shall thereafter issue a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock issuable upon exercise of a Warrant in accordance with Section 7(c) hereof shall be the Current Market Price per share of the Common Stock (as determined pursuant to Section 11(d) hereof) on the Close of Business 10 Business Days after the date of the first occurrence of such a Common Stock Event and the value of any Common Stock Equivalent shall be deemed to be equal to the Current Market Price per share of the Common Stock on such date.

(b) In the event the Company shall, after the Dividend Record Date, fix a record date for the issuance of any options, warrants, or other Warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase (i) Common Stock or (ii) Common Stock Equivalents or (iii) securities convertible into Common Stock or Common Stock Equivalents at a price per share of Common Stock or Common Stock Equivalents (or having a conversion price per share of Common Stock, if a security is convertible into Common Stock or Common Stock Equivalents) less than the Current Market Price per share of Common Stock (determined in accordance with Section 11(d) hereof) determined as of such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock and/or Common Stock Equivalents which the aggregate minimum offering price of the total number of shares of Common Stock and/or Common Stock Equivalents so to be offered (and/or the aggregate minimum conversion price of such convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the maximum number of additional shares of Common Stock and/or Common Stock Equivalents to be offered for subscription or purchase (or the maximum number of shares into which such convertible securities so to be offered are convertible). In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, for purposes of this Section 11(b) the value of such consideration shall be the fair market value thereof as determined in good faith by the Board (which determination shall be described in an Officers' Certificate filed with the Warrants Agent). Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such options, warrants or other Warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

         (c) In the event that the Company shall, after the Dividend Record Date, fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving or continuing Person) of evidences of indebtedness, cash (other than cash dividends paid out of the earnings or retained earnings of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied), other property (other than a dividend payable in a number of shares of Common Stock, but including any dividend payable in capital stock other than Common Stock), or subscription Warrants or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be (i) the Current Market Price per share of Common Stock (as defined in Section 11(d) hereof) determined as of such record date, less (ii) the sum of (A) that portion of cash plus (B) the fair market value, as determined in good faith by the Board (which determination shall be described in an Officers' Certificate filed with the Warrants Agent) of that portion of such evidences of indebtedness, such other property, and/or such subscription Warrants or warrants applicable to one share of Common Stock and of which the denominator shall be such Current Market Price per share of the Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed (subject, however, to such other adjustments as are provided herein).

         (d) For purposes of any computation pursuant to Section 11(a)(iii) hereof, the "Current Market Price"per share(or unit)of any security on any date shall be deemed to be the average of the daily Closing Price of such security for the 10 consecutive Trading Days immediately after such date, and for the purpose of any other computation hereunder, the "Current Market Price" per share (or unit) of any security on any date shall be deemed to be the average of the daily Closing Price of such security for the 20 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price per share of such security is determined during a period following the announcement by the issuer of such security of (i) a dividend or distribution on such security payable in shares (or units) of such security or securities convertible into shares (or units) of such security, or (ii) any subdivision, combination or reclassification of such security, and prior to the expiration of such 10 Trading Days or 20 Trading Days after (A) the ex-dividend date for such dividend or distribution, or (B) the record date for such subdivision, combination or reclassification, as the case may be, then, and in each such case, the "Current Market Price" shall be the Closing Price of such security on the last day of such respective 10 Trading Day or 20 Trading Day period. For purposes of this Agreement, the "Closing Price" of any security on any day shall be the last sale price, regular way, with respect to shares (or units) of such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if such security is not so listed or admitted to trading, the last quoted sale price with respect to shares (or units) of such security, or, if not so quoted, as the average of the high bid and low asked prices in the over-the-counter market with respect to shares (or units) of such security, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date such security is not quoted by any such organization, the average of the closing bid and asked prices with respect to shares (or units) of such security, as furnished by a professional market maker making a market in such security selected by the Board; or, if no such market maker is available, the fair market value of shares (or units) of such security as of such day as determined in good faith by the Board (which determination shall be described in an Officers' Certificate filed with the Warrants Agent).

         (e) No adjustment in the Purchase Price shall be required unless adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share (or similar unit) of Common Stock or other securities. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates the adjustment or (ii) the Expiration Date. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those required by this Section 11, as it in its discretion shall determine to be advisable in order that any dividends, subdivision of shares, distribution of Warrants to purchase shares of beneficial interest or other stock or securities, or distribution of se curities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         (f) In the event that at any time, as a result of an adjustment made in respect of a Common Stock Event, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such other shares contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k), (m) and (p) hereof, and the provisions of Sections 7, 9, 10, 11(d), 13 and 14 hereof with respect to the shares of Common Stock shall apply on like terms to any such other shares.

         (g) All Warrants originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the Warrant to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Warrants represented thereby, all subject to further adjustment as provided herein.

         (h) Unless the Company shall have exercised its election as provided in
Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made pursuant to Sections 11(b) and 11(c) hereof, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the Warrant to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten-thousandth of a share) obtained by

(i) multiplying (x) the number of shares of Common Stock covered by a Warrant immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         (i) Assuming that no other adjustment pursuant to this Section 11 has been made, the Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Warrants in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the number of shares of Common Stock for which a Warrant was exercisable immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by the Purchase Price in effect immediately after such adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Warrant Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Warrant Certificates have been issued, upon each adjustment of the number of Warrants pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants Certificates on such record date Warrant Certificates evidencing, subject to Section 14 hereof, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed, and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

         (j) Irrespective of any adjustment or change in the Purchase Price or the number of whole or fractional shares of Common Stock issuable upon exercise of such Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares of Common Stock which were expressed in the initial Warrant Certificates issued hereunder.

         (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of shares of Common Stock issuable upon exercise of the Warrants, the Company may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

         (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Warrant exercised after such record date of the number of shares of Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's Warrant to receive such additional securities upon the occurrence of the event requiring such adjustment.

         (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, by means of a resolution of the Board acting in good faith, shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any Common Stock at less than the Current Market Price thereof, issuance wholly for cash of Common Stock (or other securities which by their terms are convertible into or exchangeable for Common Stock), dividends payable in shares of Common Stock or other capital stock or shares of beneficial interest, or issuance of Warrants, options, or warrants referred to hereinabove in this Section 11, hereafter made or declared by the Company to the holders of its Common Stock, shall not be taxable to such holders.

         (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, more than 25% of (A) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (B) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale, there are any Warrants, warrants or other instruments or securities outstanding or agreements (whether or not in writing) in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Warrants or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of such other Person shall have received a distribution of Warrants previously owned by such Person or any of its Affiliates.

         (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Warrants.

         (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Dividend Declaration Date and prior to the Distribution Date (i) declare or pay a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, or (ii) effect a subdivision, combination or consolidation of the outstanding Class A Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or smaller number of shares, then in any such case, (i) the number of shares of Common Stock purchasable after such event upon proper exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock so purchasable immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event; and (ii) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Warrants which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjustments.

         Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall (a) promptly prepare an Officers' Certificate setting forth such adjustment, including any adjustment in Purchase Price, the number of shares or Other Consideration payable, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrants Agent and with the transfer agent for the Common Stock a copy of such Officers' Certificate, and (c) mail a brief summary thereof to each registered holder of a Warrant Certificate in accordance with Section 26 hereof. The Warrants Agent shall be fully protected in relying on any such Officers' Certificate and on any adjustment therein contained, and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such an Officers' Certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning
Power.

         In the event that, following the Stock Acquisition Date, directly or indirectly, (a) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) and the Company shall not be the continuing or surviving Person of such consolidation or merger, (b) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with and into, the Company, the Company shall be the continuing or surviving Person of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Stock of the Company shall be changed or otherwise transformed into other stock or other securities of any other Person or the Company or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, more than 25% of (A) the assets (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (B) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) then, from and after such event, proper provision shall be made so that (i) each holder of a Warrant, except as provided in Section 7(e) hereof, shall thereafter have the Warrant to receive, upon the exercise thereof at the Purchase Price in effect at the time of such exercise in accordance with the terms of this Agreement, such number of whole or fractional shares of validly authorized and issued, fully paid, non-assessable, and freely tradeable Common Stock of such other Person (or in the case of a transaction or series of transactions described in clause (c) above, the Person receiving the greatest amount of the assets or earning power of the Company, or if the Common Stock of such other Person is not and has not been continuously registered under Section 12 of the Exchange Act for the preceding 12-month period and such Person is a direct or indirect Subsidiary of another Person, that other Person, or if such other Person is a direct or indirect Subsidiary of more than one other Person, the Common Stock of two or more of which are and have been so registered, such other Person whose outstanding Common Stock has the greatest aggregate value), free and clear of any liens, encumbrances, Warrants of first refusal, or other adverse claims, as shall be equal to the result obtained by (x) multiplying the Purchase Price in effect immediately prior to the first occurrence of any Common Stock Event described in this Section 13 by the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such first occurrence (and without taking into account any prior adjustment made pursuant to 11(a)(ii)) and (y) dividing that product by 1% of the Current Market Price per share (as defined in Section 11(d) hereof) of the Common Stock of such other Person determined as of the date of consummation of such consolidation, merger, sale, or transfer; (ii) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale, or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed, for all purposes of this Agreement, to refer to such issuer, it being specifically intended that the provisions of
Section 11 hereof (other than Section 11(a)(ii) hereof) shall apply only to such issuer following the first occurrence of a Common Stock Event described in this
Section 13; (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the whole or fractional shares of its Common Stock thereafter deliverable upon the exercise of the Warrants; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Common Stock Event described in clauses (a), (b) or (c) of this Section 13. The Company shallnot consummate any such consolidation, merger, sale or transfer unless (i) such issuer shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance as will permit the exercise in full of the Warrants in accordance with this Section 13, and (ii) prior thereto the Company and such issuer shall have executed and delivered to the Warrants Agent a supplemental agreement so providing and further providing that as soon as practicable after the date of any Common Stock Event described above in this Section 13 such issuer shall (A) prepare and file a registration statement under the Act, with respect to the Warrants and the securities purchasable upon exercise of the Warrants on an appropriate form, and will use its best efforts to cause such registration statement to (I) become effective as soon as practicable after such filing and (II) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date, and (B) will deliver to holders of the Warrants historical financial statements of such issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act. Furthermore, in case the Person which is to be party to a transaction referred to in this
Section 13 has any provision in any of its authorized securities or in its charter or by-laws or other agreement or instrument governing its affairs, which provision would have the effect of causing such Person to issue, in connection with, or as a consequence of, the consummation of a Common Stock Event described in clauses (a), (b), or (c) of this Section 13, whole or fractional shares of Common Stock of such Person at less than the then Current Market Price per share thereof (as defined in Section 11(d) hereof), or to issue securities exercisable for, or convertible into, Common Stock of such Person at less than such then Current Market Price, then, in such event, the Company hereby agrees with each holder of the Warrants that it shall not consummate any such transaction unless prior thereto the Company and such Person shall have executed and delivered to the Warrants Agent a supplemental agreement providing that such provision in question shall have been canceled, waived, or amended so that it will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Common Stock Event described in this Section 13 shall occur at any time after the occurrence of a Common Stock Event described in Section 11(a)(ii) hereof, the Warrants which have not theretofore been exercised shall thereafter become exercisable, except as provided in Section 7(e) hereof, in the manner described in this Section 13.

Section 14. Fractional Warrants and Fractional Shares.

         (a) The Company shall not be required to issue fractions of Warrants or to distribute fractions of Warrants, except prior to the Distribution Date as provided in Section 11(i) hereof, or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of issuing such fractional Warrants, at the election of the Company, there shall be paid to the registered holders of the Warrants with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Warrant. For the purposes of this Section 14(a), the current market value of a whole Warrant shall be the Closing Price of the Warrants for the Trading Day immediately prior to the date on which such fractional Warrants would have been otherwise issuable.

         (b) The Company shall not be required to issue fractions of shares of its capital stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares. In lieu of fractional shares, at the election of the Company, there shall be paid to the registered holders of Warrants at the time such Warrants are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of such capital stock. For purposes of this Section 14(b), the current market value of a share of such capital stock shall be the Closing Price of such capital stock for the Trading Day immediately prior to the date of such exercise.

         (c) The holder of a Warrant, by the acceptance of the Warrant, expressly waives such holder's Warrant to receive any fractional Warrants or (except as provided in Section 14(b) hereof) any fractional share upon exercise of a Warrant.

Section 15. Warrants of Action.

         Excepting the Warrants of action given the Warrants Agent under Section 18 hereof and except as set forth in Section 20(l) hereof, all Warrants of action in respect of this Agreement are vested in the registered holder of each Warrant; and any registered holder of any Warrant, without the consent of the Warrants Agent or of the holder of any other Warrant, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action, or proceeding against the Company to enforce, or otherwise act in respect of, such registered holder's Warrant to exercise the Warrants evidenced by such Warrant in the manner provided in such Warrant Certificate and in this Agreement, and the Company hereby agrees to reimburse such registered holder for all expenses (including reasonable attorneys' fees) incurred by such registered holder in connection therewith. Without limiting the foregoing or any remedies available to the holders of Warrants, it is specifically acknowledged that the holders of Warrants would not have an adequate remedy at law for any breach of the obligations hereunder, and shall be entitled to injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Warrants Holders.

         Every holder of a Warrant by accepting the same consents and agrees with the Company and the Warrants Agent and with every other holder of a Warrant that:

         (a) prior to the Distribution Date, the Warrants will be transferable only in connection with the transfer of Common Stock;

         (b) from and after the Distribution Date, the Warrants Certificates are transferable only on the registry books of the Warrants Agent if surrendered at the principal office of the Warrants Agent, duly endorsed or accompanied by a proper instrument of transfer with a form of assignment and certificate set forth on the reverse side thereof duly executed, accompanied by a signature guarantee and such other documentation as the Warrants Agent may reasonably request;

         (c) subject to Sections 6(a) and 7(f) hereof, the Company and the Warrants Agent may deem and treat the person in whose name a Warrant Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificate or, prior to the Distribution Date, the associated Common Stock certificate, made by anyone other than the Company or the Warrants Agent) for all purposes whatsoever, and neither the Company nor the Warrants Agent shall be affected by any notice to the contrary; and

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrants Agent shall have any liability to any holder of a Warrant or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided, however, the Company agrees to use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17. Warrant Certificate Holder Not Deemed a Stockholder.

         No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends, or otherwise be deemed for any purpose the holder of any securities of the Company which may be issuable on the exercise of the Class A Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the Warrants of a stockholder of the Company or any Warrant to vote in the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or preemptive Warrants, or otherwise, until the time specified in
Section 10 hereof.

Section 18. Concerning the Warrants Agent.

         The Company agrees to pay to the Warrants Agent such reasonable compensation as shall be agreed to in writing between the Company and the Warrants Agent for all services rendered by it hereunder and, from time to time, on demand of the Warrants Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrants Agent for, and to hold it harmless against, any and all loss, liability, damages, claims or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrants Agent, for anything done or omitted by the Warrants Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses (including reasonable attorneys' fees and expenses) of defending against any claim of liability for any of the foregoing.

         The Warrants Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Warrants Certificate or certificate for any number of shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons, and verified or acknowledged as required by this Agreement.

Section 19. Merger or Consolidation or Change of Name of Warrants Agent.

         Any corporation into which the Warrants Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrants Agent shall be a party, or any corporation succeeding to the shareholder services business of the Warrants Agent, shall be the successor to the Warrants Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Warrants Agent under the provisions of Section 21 hereof. In case at the time such successor Warrants Agent shall succeed to the agency created by this Agreement and any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrants Agent may adopt the countersignature of the predecessor Warrants Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrants Agent may countersign such Warrant Certificates either in the name of the predecessor Warrants Agent or in the name of the successor Warrants Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

         In case at any time the name of the Warrants Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrants Agent may adopt the countersignature under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrants Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

Section 20. Duties of Warrants Agent.

         The Warrants Agent undertakes only the duties and obligations expressly imposed upon it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Warrants Agent. The Warrants Agent shall perform its duties and obligations hereunder upon the following terms and conditions:

         (a) The Warrants Agent may consult with legal counsel of its selection (who may be legal counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrants Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Warrants Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate (an "Officers' Certificate") signed by a person believed by the Warrants Agent to be the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Warrants Agent; and such Officers' Certificate shall be full authorization to the Warrants Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such Officers' Certificate.

         (c) The Warrants Agent shall be liable hereunder only for its own gross negligence, bad faith, or willful misconduct.

         (d) The Warrants Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on such Warrants Certificate) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

         (e) The Warrants Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrants Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrants Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or be responsible for the manner, method or amount of any such adjustment or procedures or the ascertaining of the existence of facts that would require any such adjustment or procedure (except with respect to the exercise of Warrants evidenced by Warrants Certificates after receipt of a certificate delivered pursuant to Section 12 hereof, describing any such adjustment or procedures); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid, and nonassessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrants Agent for the carrying out or performing by the Warrants Agent of the provisions of this Agreement.

         (g) The Warrants Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Warrants Agent to be the Chairman of the Board, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Warrants Agent for written instructions from the Company may, at the option of the Warrants Agent, set forth in writing any action proposed to be taken or omitted by the Warrants Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken or omitted and the Warrants Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Warrants Agent has received written instructions from the Company in response to such application specifying the action to be taken or omitted.

         (h) The Warrants Agent and any stockholder, director, officer, or employee of the Warrants Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrants Agent under this Agreement. Nothing herein shall preclude the Warrants Agent from acting in any other capacity for the Company or for any other entity.

         (i) The Warrants Agent may execute and exercise any of the Warrants or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrants Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, that reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Warrants Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its Warrants if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Warrant Certificate surrendered to the Warrants Agent for exercise or transfer, the certification appearing on the reverse side thereof following the form of election to purchase has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Warrants Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

         (l) The provisions of this Section 20 are solely for the benefit of the Warrants Agent or the Company and any failure or omission under this Section 20 shall not affect the Warrants of the Company under this Agreement and neither the Warrants Agent nor the Company shall have any liability to any holder of Warrants or other Person on account of such failure or omission.

Section 21. Change of Warrants Agent.

         The Warrants Agent or any successor Warrants Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to the transfer agent of the Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Warrant Certificates by first-class mail. The Company may remove the Warrants Agent or any successor Warrants Agent upon 30 days' notice in writing, mailed to the Warrants Agent, to the transfer agent of the Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Warrant Certificates by first-class mail. If the Warrants Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrants Agent. If the Company shall fail to make such appointment within a period o 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrants Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit such holder's Warrant Certificate for inspection by the Company), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrants Agent. Any successor Warrants Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States, the State of New York or the State of Florida (or of any other State of the United States so long as such corporation is authorized to do business as a banking institution in the State of New York or the State of Florida, in good standing, having an office designated for such purpose in the State of New York or the State of Florida, which is authorized under such laws to exercise corporate trust and/or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrants Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrants Agent shall be vested with the same powers, Warrants, duties and responsibilities as if it had been originally named as Warrants Agent without further act or deed; but the predecessor Warrants Agent shall deliver and transfer to the successor Warrants Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; and, except as the context herein otherwise requires, such successor Warrants Agent shall be deemed to be the "Warrants Agent" for all purposes of this Agreement. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Warrants Agent and the transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrants Agent or the appointment of the successor Warrants Agent, as the case may be.

Section 22. Issuance of New Warrant Certificates.

         Notwithstanding any of the provisions of this Agreement or of the Warrants to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Warrants, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Warrant Certificates representing the appropriate number of Warrants in connection with such issuance or sale; provided, however, that (i) no such Warrants evidenced by a Warrant Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Warrants would be issued, and (ii) no such Warrant Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption and Termination.

         The Company, may, at its option, upon the affirmative vote or written consent of not less than a majority of the Board then in office, at any time prior to the earlier of (i) the Distribution Date or (ii) the Close of Business on the Expiration Date, redeem all (but not less than all) of the then outstanding Warrants at a redemption price of $.01 per Warrant, appropriately adjusted to reflect any stock split, stock dividend, combination of shares, or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the majority of the Board then in office. Immediately upon the taking of such action ordering the redemption of all of the Warrants, evidence of which shall have been filed with the Warrants Agent, and without any further action and without any notice, the Warrant to exercise the Warrants so redeemed will terminate and the only Warrant thereafter of the holders of such Warrants so redeemed shall be to receive the Redemption Price (without the payment of any interest thereon). Within 10 days after such action ordering the redemption of all of the Warrants, the Company shall give notice of such redemption to the holders of the then outstanding Warrants by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Warrants Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made.

Section 24. Exchange.

         (a) The Board, by majority vote of the Directors then in office, may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Warrants for shares of Common Stock at an exchange ratio of one share of Common Stock per Warrant, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio, as the same may be adjusted from time to time, being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any such Subsidiary, or (iv) any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

         (b) Immediately upon the action of the Board ordering the exchange of any Warrants pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the Warrant to exercise such Warrants shall terminate and the only Warrant thereafter of a holder of such Warrants shall be to receive that number of shares of Common Stock equal to the number of such Warrants held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Warrants at their last addresses as they appear upon the registry books of the Warrants Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock for Warrants shall be effected and, in the event of any partial exchange, the number of Warrants which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Warrants (other than Warrants which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Warrants.

         (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Common Stock Equivalents for shares of Common Stock exchangeable for Warrants.

         (d) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Warrants as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Warrants.

         (e) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to each registered holder of a Warrant Certificate with regard to which a fractional share of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the Closing Price of a share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25. Notice of Proposed Actions.

         In case the Company shall after the Distribution Date propose (a) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a cash dividend out of earnings or the retained earnings of the Company), or (b) to offer to the holders of its Common Stock Warrants or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any other class or any other securities, Warrants, or options, or (c) to effect any reclassification of the Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 25% of (i) the assets of the Company and its Subsidiaries (taken at net asset value as stated on the books of the Company and determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) or (ii) the earning power of the Company and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied) to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Warrants Agent and each holder of a Warrant, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of Warrants or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein b y the holders of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock which ever shall be The earlier. Thefailure to give notice required by this Section 25 or any defect there in shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

         In case any Common Stock Event described in Section 11(a)(ii) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Warrants Agent and each holder of a Warrants Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such Common Stock Event, which shall specify such event and the consequences of the event to holders of Warrants under Section 11(a)(ii) hereof.

         Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Warrants, for purposes of this Agreement and no other notice need be given.

Section 26. Notices.

         Notices or demands authorized by this Agreement to be given or made by the Warrants Agent or by the holder of any Warrant Certificate to the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Warrants Agent) as follows:

             iNet Technology Group Inc.
             4400 PGA Boulevard, Suite 307
             Palm Beach Gardens, FL 33410
             ATTN: Donald Miller

             Copy to:

                  Joel McTague
                  Hackney Miller, P.A.
                  4400 PGA Boulevard, Suite 505
                  Palm Beach Gardens, FL 33410

         Subject to the provisions of Sections 19 and 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Warrant Certificate to or on the Warrants Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                FLORIDA ATLANTIC STOCK TRANSFER CORPORATION, INC.

                 (iNet Technology Group Inc. Warrants Agreement)

Notices or demands authorized by this Agreement to be given or made by the Company or the Warrants Agent to the holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments.

         Prior to the Distribution Date, the Board, upon the vote of a majority of the Board then in office, may from time to time supplement or amend this Agreement without the approval of any holders of the Warrants. From and after the Distribution Date, the Board may, upon the vote of a majority of the Board then in office, from time to time amend this Agreement without the approval of any holders of the Warrants in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to change any time period governing redemption of the Warrants or any other time period or (iv) to make any other provisions in regard to matters or questions arising hereunder which the Board, upon the vote of a majority of the Board then in office, may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrants (other than any Acquiring Person or Disqualified Transferee or any Affiliate of an Acquiring Person or Disqualified Transferee). The Warrants Agent shall join with the Company in the execution and delivery of any such supplement or amendment, unless such supplement or amendment affects any of the Warrants, duties, or obligations of the Warrants Agent hereunder, in which case the Warrants Agent may, but shall not be required to, join in such execution and delivery.

Section 28. Successors.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrants Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board; etc.

         The Board shall have the exclusive power and authority to administer this Agreement and to exercise all Warrants and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the Warrant and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below all omissions with respect to the foregoing) which are done or made by the Board in good faith and with the concurrence of a majority of the Board then in office shall (x) be final, conclusive and binding on the Company, the Warrants Agent, the holders of the Warrants and all other parties and (y) not subject any Director to any liability to the holders of the Warrants.

Section 30. Benefits of this Agreement.

         Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrants Agent, and the registered holders of the Warrants (and, prior to the Distribution Date, the associated shares of Common Stock) any legal or equitable Warrant, remedy, or claim under this Agreement or the Warrants; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrants Agent, and the registered holders of the Warrants (and, prior to the Distribution Date, the associated Class A Common Stock).

Section 31. Severability.

         The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the Warrant of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board.

Section 32. Governing Law.

         This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts to be made and performed entirely within said State.

Section 33. Counterparts.

         This Agreement may be executed in any number of counterparts andeachof such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 34. Descriptive Headings.

         Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and set their respective hands and seals, all as of the day and year first above written.

                                       iNet Technology Group Inc.

                                       By:   _______________________________
                                                Title:  President

Attest:

By: ______________________________
      Title:

                          FLORIDA ATLANTIC STOCK TRANSFER CORPORATION, INC.

                                        By:   ______________________________
                                                 Title:

Attest:

By: _______________________________
       Title:

EXHIBIT A

FORM OF WARRANT CERTIFICATE

Certificate No. W-                                        _______  Warrants

NOT EXERCISABLE AFTER DECEMBER 30, 2009, OR EARLIER IF ORDER OF REDEMPTION IS GIVEN. THE WARRANTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER WARRANT ON THE TERMS SET FORTH IN THE WARRANT AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, WARRANTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES AND ASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE WARRANTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH WARRANTS MAY BECOME NULL AND VOID. THE WARRANTS SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE WARRANTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. [THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE (WHICH INCLUDES AFFILIATES ANDASSOCIATES) OF AN ACQUIRING PERSON (AS EACH SUCH TERM IS DEFINED IN THE WARRANTS AGREEMENT). ACCORDINGLY, THIS WARRANT CERTIFICATE AND THE WARRANTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE WARRANT AGREEMENT.](1)

Warrant Certificate

iNet Technology Group Inc.

         This certifies that _______________, or registered assigns, is the registered owner of the number of Warrants set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Warrants Agreement dated as of November 30, 1999, (the "Warrants Agreement") between iNet Technology Group Inc. (the "Company"), and FLORIDA ATLANTIC STOCK TRANSFER CORPORATION, INC. (the "Warrants Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Warrants Agreement) and prior to 5:00 p.m. (Eastern Standard Time) on December 30, 2009, (the "Expiration Date") at the office of the Warrants Agent designated for such purpose, or its successors as Warrants Agent, one share of Common Stock, with a par value of $.0001 per share (" Common Stock"), of the Company per each Warrant represented hereby, at a purchase price of $.10

--------
         (1) The portion of the legend in brackets shall be inserted only if applicable.

per share (the "Purchase Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase set forth on the reverse side hereof and the certificate contained therein duly completed and executed, accompanied by a signature guarantee and such other documentation as the Warrants Agent may reasonably request. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of January 31, 2000, based on the shares of Common Stock of the Company as constituted at such date.

         As more fully set forth in the Warrants Agreement, upon the occurrence of a Common Stock Event (as such term is defined in the Warrants Agreement), if the Warrants evidenced by this Warrants Certificate are beneficially owned by
(i) an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Warrants Agreement) or (ii) a Disqualified Transferee (as defined in the Warrants Agreement), such Warrants shall automatically become null and void and no holder hereof shall have any Warrant with respect to such Warrants from and after the occurrence of such Common Stock Event.

         The Warrants evidenced by this Warrant Certificate shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Warrants in such jurisdiction shall not have been obtained or be obtainable.

         As provided in the Warrants Agreement, the Purchase Price, and the number and type of securities which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the happening of certain events.

         In the circumstances described in Section 13 of the Warrants Agreement, the securities issuable upon the exercise of the Warrants evidenced hereby shall be the common stock or similar equity securities or equity interests of an entity other than the Company.

         This Warrant Certificate is subject to all of the terms, provisions, and conditions of the Warrants Agreement, which terms, provisions, and conditions are hereby incorporated herein by reference and made a part hereof and to which Warrants Agreement reference is hereby made for a full description of the Warrants, limitations of Warrants, obligations, duties, and immunities hereunder of the Warrants Agent, the Company, and the holders of the Warrant Certificates, which limitations of Warrants include the temporary suspension of the exercisability of such Warrants under the specific circumstances set forth in the Warrants Agreement. Copies of the Warrants Agreement are on file at the office of the Warrants Agent designated for such purpose and may be obtained by the holder of any Warrants upon written request to the Warrants Agent.

         This Warrant Certificate, with or without other Warrants Certificates, upon surrender at the office of the Warrants Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Warrants Agent designated for such purpose may reasonably request, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock (or other consideration, as the case may be) as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

         Subject to the provisions of the Warrants Agreement, the Warrants evidenced by this Warrant Certificate may be redeemed by the Company by a majority vote of the Board (as defined in the Warrants Agreement) then in office at any time prior to the earlier of the Distribution Date or the Expiration Date, at a redemption price of $.01 per Warrant (which amount is subject to adjustment as provided in the Warrants Agreement). In addition, in certain circumstances, the Warrants may be exchanged, in whole or in part, for shares of Common Stock. Immediately upon the action of the Board ordering the exchange of any Warrants and without any further action and without any notice, the Warrant to exercise such Warrants will terminate and the only Warrant thereafter of a holder of such Warrants will be to receive that number of shares of Common Stock issuable upon the exchange.

         The Company is not obligated to issue whole or fractional shares of Common Stock (or other securities) upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment may be made at the election of the Company, as provided in the Warrants Agreement.

         No holder of this Warrant Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrants Agreement or herein be construed to confer upon the holder hereof, as such, any of the Warrants of a stockholder of the Company or any Warrant to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any action by the Company, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrants Agreement), or to receive dividends or subscription Warrants, or otherwise, until the Warrant evidenced by this Warrant Certificate shall have been exercised as provided in the Warrants Agreement.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it hall have been countersigned by the Warrants Agent.

         WITNESS the facsimile signature of the proper officers and the seal of the Company. Dated as of November 30, 1999.

                                            iNet Technology Group Inc.

                                            By _________________________________
                                                 Title:

ATTEST:

________________________________
Title:

                                         Countersigned:

                                         _______________________________________
                                         FLORIDA ATLANTIC STOCK CORPORATION INC.

By:_____________________________
     Authorized Signatory

   _____________________________
     Date of Countersignature

                  [Form of Reverse Side of Warrant Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Warrant Certificate)

FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto ___________________________________________________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)

__________________________________________________________________ whose social security or tax identification number is: __________________ the Warrants evidenced by this Warrant Certificate, together with all Warrant, title and interest herein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: _________________________, ____.

                                    ________________________________
                                    Signature

Signature Guaranteed:*

_______________________________

* Signature must be guaranteed by an "Eligible Guarantor Institution" (with membership in an approved signature guarantees medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Warrants evidenced by this Warrant Certificate [ ] are [ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of an Acquiring Person (as each such term is defined in the Warrants Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Warrants evidenced by this Warrants Certificate after the occurrence of a Common Stock Event from any Person who is, was or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated:____________________          ______________________________________
                                    Signature

Signature Guaranteed:*

__________________________

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Warrants Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise the Warrant Certificate)

                           iNet Technology Group, Inc.

        The undersigned hereby irrevocably elects to exercise _________________ Warrants represented by this Warrant Certificate to purchase the number of shares of Common Stock (or other securities) issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of: ________________________________________________________________

Please insert social security
or other identifying number ________________________________________

(Please print name and address)
____________________________________________________________________

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:
____________________________________________________________________
Please insert social security
or other identifying number :_______________________________________
(Please print name and address)
____________________________________________________________________

Dated: _______________________, ____

                                            ____________________________________
                                            Signature

                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of this Class
                                            A Warrant Certificate)

Signature Guaranteed:**

______________________________________
** Signature must be guaranteed by an "Eligible Guarantor Institution" (with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Warrants evidenced by this Warrant Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate of any such Acquiring Person (as each such term is defined in the Warrants Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Warrants evidenced by this Warrants Certificate after the occurrence of a Common Stock Event (as such term is defined in the Warrants Agreement) from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate of an Acquiring Person.

Dated: _________________, ____      _________________________
                                    Signature

Signature Guaranteed:***

______________________________

*** Signature must be guaranteed by an "Eligible Guarantor Institution" (with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

EXHIBIT B

iNet Technology Group Inc.
SUMMARY OF PURCHASE WARRANTS

         On November 30, 1999, the Board of Directors (the "Board") of iNet Technology Group, Inc. (the "Company") declared a dividend of one purchase Warrant (a "Warrant") for every outstanding share of the Company's Common Stock, $.10 par value per share (the " Common Stock"). The Warrants will be distributed on January 31, 2000, to stockholders of record as of the close of business on January 31, 2000, (the "Dividend Record Date"). The terms of the Warrants are set forth in a Warrants Agreement dated as of November 30, 1999, (the "Warrants Agreement") between the Company and American Stock Transfer Trust Company (the "Warrants Agent"). The Warrants Agreement provides for the issuance of one Warrant for every share of Common Stock issued and outstanding on the Dividend Record Date and for each share of Common Stock which is issued or sold after that date and prior to the "Distribution Date" (as defined below).

         Each Warrant entitles the holder to purchase from the Company one share of Common Stock at a price of $.10 per share, subject to adjustment. The Warrants will expire on December 30, 2009 (the "Expiration Date"), or upon the earlier redemption of the Warrants, and are not exercisable until the Distribution Date.

         No separate certificates representing the Warrants will be issued at the present time. Until the Distribution Date (or earlier redemption or expiration of the Warrants), (i) the Warrants will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Dividend Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Warrants Agreement by reference and (iii) the surrender for transfer of any of the Company's Common Stock certificates will also constitute the transfer of the Warrants associated with the Common Stock represented by such certificate.

         The Warrants will separate from the Common Stock and certificates representing the Warrants will be issued on the Distribution Date. Unless otherwise determined by a majority of the Board then in office, the Distribution Date will occur on the earlier of (i) the tenth business day following the later of (A) the date of a public announcement that a person, including affiliates or associates of such person (an "Acquiring Person"), except as described below, has acquired or obtained the Warrant to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock or (B) the date on which an executive officer of the Company has actual knowledge that an Acquiring Person became such (the later being, the "Stock Acquisition Date") or (ii) the tenth business day following commencement of a tender offer or exchange offer that would result in any person, together with its affiliates and associates owning 15% or more of the Company's outstanding Common Stock. In any event, the Board of Directors may delay the distribution of the certificates. After the Distribution Date, separate certificates evidencing the Warrants (" Warrant Certificates") will be mailed to holders of record of the Company's Class A Common Stock as of the close of business on the Distribution Date and thereafter, such separate Warrant Certificates alone will evidence the Warrants.

         If, at any time after the Board declares the Warrants dividend, any person or group of affiliated or associated persons (other than the Company and its affiliates) shall become an Acquiring Person, each holder of a Warrant will have the Warrant to receive shares of the Company's Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Warrant. For example, if the exercise price is $.10, the holder of each Warrant would be entitled to receive $10.00 in market value of the Company's Common Stock for $.10. Also, in the event that at any time after the Stock Acquisition Date, the Company was acquired in a merger or other business combination, or if more than 25% of its assets or earning power was sold, each holder of a Warrant would have the Warrant to exercise such Warrant and thereby receive common stock of the acquiring company with a market value of two times the exercise price of the Warrant. Thus, if the exercise price is $.10, the holder of each Warrant would be entitled to receive $10.00 in market value of the acquiring company's common stock upon payment of the $.10. Following the occurrence of any of the events described in this paragraph, any Warrants that are, or (under certain circumstances specified in the Warrants

Agreement) were, beneficially owned by any Acquiring Person or Disqualified Transferee shall immediately become null and void.

         The Board may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Warrants for shares of Common Stock (or, other securities of the Company equivalent in value to such shares of Common Stock) at an exchange ratio of one share of Common Stock (or other such consideration) per Warrant, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of declaration of the Warrants dividend (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The Board, however, may not effect an exchange at any time after any person (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan of the Company or any such subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all affiliates of such person, becomes the beneficial owner of 50% or more of the Common Stock then outstanding. Immediately upon the action of the Board ordering the exchange of any Warrants and without any further action and without any notice, the Warrant to exercise such Warrants will terminate and the only Warrant thereafter of a holder of such Warrants will be to receive that number of shares of Common Stock equal to the number of such Warrants held by the holder multiplied by the Exchange Ratio.

         The exercise price of the Warrants, and the number of shares of Common Stock or other consideration issuable upon exercise of the Class A Warrants, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain Warrants or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding cash dividends paid out of the earnings or retained earnings of the Company and certain other distributions) or of subscription Warrants or warrants (other than those referred to above).

         With certain exceptions, no adjustments in the exercise price of the Warrants will be required until cumulative adjustments equal at least 1% in such price.

         At any time prior to the earlier of (i) the Distribution Date or (ii) the close of business ten years after the Warrants Agreement becomes effective (the "Expiration Date"), the Company, by a majority vote of the Board then in office, may redeem the Warrants at a redemption price of $.01 per Warrant (the "Redemption Price"), as described in the Warrants Agreement. Immediately upon the action of the Board electing to redeem the Class A Warrants, the Warrant to exercise the Warrants will terminate and the only Warrant of the holders of Warrants will be to receive the Redemption Price.

         Until a Warrant is exercised, the holder thereof, as such, will have no Warrants as a stockholder of the Company, including, without limitation, the Warrant to vote or to receive dividends.

         Neither the distribution of the Warrants nor the subsequent separation of the Warrants on the Distribution Date will be a taxable event for the Company or its stockholders. Holders of Warrants may, depending upon the circumstances, recognize taxable income upon the occurrence of certain Warrants triggering events including at end of offer for 15% or more of the Common Stock or a person or group attaining beneficial ownership of 15% or more of the Common Stock (collectively, "Common Stock Events"). In addition, holders of Warrants may have taxable income as a result of (i) an exchange by the Company of shares of Common Stock for Warrants as described above or (ii) certain anti-dilution adjustments made to the terms of the Warrants after the Distribution Date. A redemption of the Warrants would be a taxable event to holders.

         The Warrants Agreement may be amended by the Board at any time prior to the Distribution Date without the approval of the holders of the Warrants. From and after the Distribution Date, the Warrants Agreement may be amended by the Board without the approval of the holders of the Warrants in order to cure any ambiguity, to correct any defective or inconsistent provisions, to change any time period for redemption or any other time period under the Warrants Agreement or to make any other changes that do not adversely affect the interests of the holders of the Warrants (other than any Acquiring Person or its affiliates or associates or their transferees).

         A copy of the Warrants Agreement will be filed with the Securities and Exchange Commission as an Exhibit to the Company's Form 8-A registration statement with respect to the Warrants. A copy of the Warrants Agreement is available free of charge from the Warrants Agent, at the following address:

                FLORIDA ATLANTIC STOCK TRANSFER CORPORATION, INC.

                (iNet Technology Group, Inc. Warrants Agreement)

This summary description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the Warrants Agreement, which is incorporated herein by reference.